Press Release

Adriatic Holdings Limited (Trading Symbol: ADRH)

FOR IMMEDIATE RELEASE	APRIL 10, 2002

Adriatic Signs Letter of Intent to Acquire Heartland Oil & Gas
Bellingham, Wa. - April 10, 2002 - Adriatic Holdings Limited
(Trading Symbol: ADRH) announced today that it has signed a letter of intent to acquire all of the shares of Heartland Oil & Gas Limited, a Nevada Corporation.
Heartland is an oil and gas exploration company holding significant acreage in central Kansas. The acreage has indications of coal bed methane producing zones with three exploratory wells having been drilled on the property.

According to Mr. Robert Knight, the Company's
President, "We remain committed to expanding our initial business... developing and marketing industrial electric products. But we believe there is significant value in these coal bed methane producing zones.
Additionally, the acquisition will diversify the assets of Adriatic and allow for additional growth for the Company."

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends", "potential" and similar expressions. These statements reflect the Company's current beliefs and are based upon information currently available to it. Accordingly, such forward looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.
These risks, uncertainties and contingencies include, without limitation, the continued development and commercialization of the Company's technology, risks associated with patenting and patent enforcement, developments in presence sensing, and the ultimate significance and performance of its technology and products. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information catered in this Press Release including such forward-looking statements.

Adriatic Holdings Limited
114 W. Magnolia Street, Suite 446
Bellingham, WA 98225
Telephone (800) 661-7830 Fax (888) 639-4097

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